                                                                                                                         Exhibit 20e
Metris Receivables, Inc.                                      Metris Master Trust                                     Monthly Report
Securityholders' Statement                                       Series 2002-4                                              Oct-2005
Section 5.2                                                                 Class A               Class B                Total

(i)  Security Amount                                                     600,000,000.00         62,983,425.00        662,983,425.00
(ii)  Security Principal Distributed                                               0.00                    --                  0.00
(iii)  Security Interest Distributed                                       2,336,000.00                    --          2,336,000.00
        Security Interest Distributed based on $1,000 per Security            3.8933333                    --             3.8933333
(iv)  Principal Collections                                               42,822,651.71          4,495,195.45         47,317,847.17
(v)  Finance Charge Collections                                           14,086,211.48          1,478,663.09         15,564,874.57
       Recoveries                                                            497,047.32             52,176.24            549,223.56
       Principal Funding Account Investment Earnings                               0.00                  0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings                     0.00                  0.00                  0.00
         Total Finance Charge Collections                                 14,583,258.80          1,530,839.33         16,114,098.13
                     Total Collections                                    57,405,910.51          6,026,034.78         63,431,945.30
(vi)  Aggregate Amount of Principal Receivables                                      --                    --      5,449,941,497.51
       Invested Amount (End of Month)                                    600,000,000.00         62,983,425.00        662,983,425.00
       Floating Allocation Percentage                                        11.0092925%            1.1556716%           12.1649641%
       Fixed/Floating Allocation Percentage                                  11.0092925%            1.1556716%           12.1649641%
       Invested Amount (Beginning of Month)                              600,000,000.00         62,983,425.00        662,983,425.00
       Average Daily Invested Amount                                                 --                    --        662,983,425.00
(vii)  Receivable Delinquencies (As a % of Total Receivables)                        --                    --                    --
       Current                                                                       --                 87.18%     4,988,614,992.63
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                    --                  4.51%       258,161,638.31
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                   --                  2.40%       137,169,496.11
       90 Days and Over (60+ Days Contractually Delinquent)                          --                  5.91%       338,472,674.21
                     Total Receivables                                               --                100.00%     5,722,418,801.26
(viii)  Aggregate Investor Default Amount                                            --                    --          8,069,629.36
         As a % of Average Daily Invested Amount                                     --                    --                    --
        (Annualized based on 365 days/year)                                          --                    --                 14.33%
(ix)  Charge-Offs                                                                  0.00                  0.00                  0.00
(x)  Servicing Fee                                                                   --                    --          1,126,163.63
(xi)  Unreimbursed Redirected Principal Collections                                  --                    --                  0.00
(xii)  Excess Funding Account Balance                                                --                    --                  0.00
(xiii)  New Accounts Added                                                           --                    --               103,097
(xiv)  Average Gross Portfolio Yield                                                 --                    --                 28.62%
         Average Net Portfolio Yield                                                 --                    --                 14.29%
(xv)  Minimum Base Rate                                                              --                    --                  6.38%
        Excess Spread                                                                --                    --                  7.91%
(xvi)  Principal Funding Account Balance                                             --                    --                  0.00
(xvii)  Accumulation Shortfall                                                       --                    --                  0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period              --                    --            April 2006
        Accumulation Period Length                                                   --                    --                   N/A
(xix)  Principal Funding Account Investment Proceeds Deposit                         --                    --                  0.00
        Required Reserve Account Amount                                              --                    --                  0.00
        Available Reserve Account Amount                                             --                    --                  0.00
        Covered Amount                                                               --                    --                  0.00
(xx)  Aggregate Interest Rate Caps Notional Amount                                   --                    --        600,000,000.00
        Deposit to the Caps Proceeds Account                                         --                    --                  0.00
(xxi)  Policy Claim Amount                                                           --                    --                  0.00
(xxii)  Net Excess Spread Trigger Event Occurrence                                   --                    --                    No
          Invested Amount                                                            --                    --        662,983,425.00
          Current One Month Excess Spread (%)                                        --                    --                  7.91%
          Current Three Month Average Excess Spread (%)                              --                    --                  8.58%
          Required Spread Account Deposit (%)                                        --                    --                  0.00%
          Note Reserve Maximum as of 11/17/05 ($)                                    --                    --                     0
              Note Reserve A/C,  Beginning Balance, 10/01/05                         --                    --                     0
              Current Month Deposits                                                 --                    --                     0
              Current Month Releases                                                 --                    --                     0
          Note Reserve Account, Ending Balance, 10/31/05                             --                    --                     0
